Exhibit 10.3
AMENDED AND RESTATED
AIRCRAFT TIME SHARING AGREEMENT
This AMENDED AND RESTATED AIRCRAFT TIME SHARING AGREEMENT (this “Agreement”) is made effective as of May 3, 2022 (the “Effective Date”), by and between Marriott International Administrative Services, Inc. (“Operator”), a corporation organized and existing under the laws of Delaware and a subsidiary of Marriott International, Inc. (“Marriott”), and J. Willard Marriott, Jr., an individual (“Lessee”), who together are sometimes also referred to herein individually as a “Party” or collectively as “Parties.”
RECITALS
WHEREAS, the Parties entered into that certain Aircraft Time Sharing Agreement, dated September 20, 2018 (the “Original Time Sharing Agreement”), pursuant to which Operator agreed to lease the Aircraft (as defined herein) to Lessee, and Lessee has agreed to lease the Aircraft from Operator from time to time, subject to the terms and conditions contained therein; and
WHEREAS, the Parties wish to revise certain provisions due to Lessee’s retirement from Marriott on May 6, 2022 and transition to a lifetime honorary role of Chairman Emeritus of Marriott; and
WHEREAS, the Parties wish to amend and restate the Original Time Sharing Agreement in its entirety with this Agreement, which Agreement terms shall be deemed effective as of the Effective Date; and
WHEREAS, Operator is the owner or lessor of the aircraft listed on Schedule A hereto, including all loose equipment, systems, all appliances, parts, instruments, appurtenances, avionics, accessories and equipment (including, without limitation, communication and radar equipment) now or hereafter installed in or attached to such aircraft, and all substitutions, replacements, and renewals and all other property that shall hereafter become physically incorporated or installed in or attached to such aircraft listed on Schedule A hereto, which Schedule A may be updated from time to time to reflect changes to the available aircraft owned or leased by Operator (the “Aircraft”); and
WHEREAS, Operator contracts for a fully qualified and credentialed flight crew to operate the Aircraft; and
WHEREAS, Lessee desires from time to time to lease the Aircraft with flight crew from Operator on a non-exclusive “time-sharing” basis, as defined in Section 91.501(c)(1) of the Federal Aviation Regulations (“FAR”).
NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Operator and Lessee agree as follows:
1.     TERM. This Agreement shall commence on and be and continue in effect for a period of one (1) year from the Effective Date of this Agreement, and thereafter shall be automatically renewed for successive periods of one (1) year, unless terminated as provided in Section 15.
2.     LEASE OF AIRCRAFT. Operator agrees to lease the Aircraft to Lessee on a non-exclusive basis from time-to-time and subject to availability pursuant to the provisions of FAR 91.501(b)(6), 91.501(c)(1) and 91.501(d), and to provide, at its sole cost and expense, a fully qualified flight crew for all operations under this Agreement. Operator has contracted with an aviation management company to

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support Operator’s aircraft operations, including, but not limited to, providing fully qualified flight crew and maintenance support.
3.     REIMBURSEMENT OF EXPENSES. Lessee shall reimburse Operator for each flight conducted under this Agreement an amount equal to the following direct operating expenses, which in no event shall exceed the amount authorized to be reimbursed by FAR 91.501(d):
(a)Fuel, oil, lubricants, and other additives;
(b)Travel expenses of the crew, including food, lodging and ground transportation;
(c)Hangar and tie down costs away from the Aircraft’s base of operation;
(d)Insurance obtained for the specific flight;
(e)Landing fees, airport taxes and similar assessments;
(f)Customs, foreign permit, and similar fees directly related to the flight;
(g)In-flight food and beverages;
(h)Passenger ground transportation;
(i)Flight planning and weather contract services; and
(j)An additional charge for other flight-specific costs in the amount of 100% of the expenses listed in item (a) of this section.
4.     INVOICING FOR FLIGHTS. Operator shall pay all expenses related to the operation of the Aircraft in the ordinary course of business, and shall provide an invoice to Lessee by the fifteenth (15th) day of the month following the month in which any flight or flights for the account of Lessee occur. The invoice shall set forth the cost of each flight taken by Lessee, and shall be in the form provided by Operator. Lessee shall pay Operator for the total expenses set forth on each such invoice within thirty (30) days of receipt of such invoice.
5.     TAXES. None of the payments to be made by Lessee under Section 3 of this Agreement includes, and Lessee shall be responsible for and shall indemnify and hold harmless Operator against, any taxes that may be assessed or levied by any taxing authority as a result of the lease of the Aircraft to Lessee, the use of the Aircraft by Lessee or the provision of taxable transportation to Lessee using the Aircraft. Without limiting the generality of the foregoing, the Parties acknowledge that reimbursement of all items specified in Section 3, except for subsections (g) and (h) thereof, are subject to the federal excise tax, and Lessee shall pay to Operator (for payment to the appropriate governmental agency) any such taxes applicable to flights of the Aircraft conducted hereunder. The amount due for taxes shall be included on the invoices submitted to Lessee.
6.     FLIGHT REQUESTS. Lessee will provide Operator with requests for flight time and proposed flight schedules as far in advance of any given flight as is reasonably possible. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the Parties. In addition to the proposed schedules and flight times, Lessee shall provide Operator the following information for each proposed flight prior to scheduled departure:
(a)proposed departure point;
(b)destination;
(c)date and time of flight;
(d)the number of anticipated passengers and their names;

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(e)the nature and extent of luggage and/or cargo to be carried;
(f)the date and time of return flight, if any;
(g)for international trips, passport information and Customs-required information for all passengers; and
(h)any other information concerning the proposed flight that may be pertinent or required by Operator or Operator’s flight crew for security or other purposes.
7.     SCHEDULING FLIGHTS. Lessee rights to schedule the use of the Aircraft shall at all times be subordinate to business use requirements of Operator, and Operator shall have final authority over the scheduling of the Aircraft, provided, however, that Operator will use its best efforts to provide the aircraft requested and otherwise accommodate Lessee’s needs and to avoid conflicts in scheduling. For purposes of this Agreement, the home base is Manassas Regional Airport-KHEF (“Home Base”). Positioning flights to other locations, and/or repositioning flights back to the Home Base shall be flights for Lessee, reimbursable under Section 3.
8.     MAINTENANCE OF AIRCRAFT. As between Operator and Lessee, Operator shall be solely responsible for securing maintenance, preventive maintenance and all required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition that in his or her judgment would compromise the safety of the flight.
9.     OPERATIONAL CONTROL. “Operational Control,” as defined in 14 C.F.R. Paragraph 1.1 and for the purposes of this Agreement with respect to a flight, means the exclusive exercise of authority over initiating, conducting, or terminating a flight. Operator shall have complete and exclusive operational control of the Aircraft, which shall include, without limitation, providing the flight crew, selecting the pilot in command, and all other physical and technical operations of the Aircraft. Nothing in this Agreement is intended or shall be construed so as to convey to Lessee any operational control over, or possession, command and control of, the Aircraft, all of which are expressly retained by Operator.
10.    FLIGHT CREW. Operator shall employ or contract with others to employ, pay for and provide to Lessee a qualified and credentialed flight crew for each flight undertaken under this Agreement.
11.    SAFETY OF FLIGHTS. In accordance with applicable FAR, the qualified flight crew provided by Operator will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action that in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. The Parties further agree that Operator shall not be liable for delay or failure to furnish the Aircraft and flight crew pursuant to this Agreement, when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.
12.     INSURANCE.

12.1 Insurance Coverage. Operator hereby agrees to arrange for and maintain at all time during the term of this Agreement at no expense to Lessee (a) aircraft liability insurance for the Aircraft in the form and substance and with such insurers as is customary for corporate aircraft of the type similar to the

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Aircraft, and (b) aircraft hull insurance for the Aircraft with limits of not less than the then current fair market value of the Aircraft.
12.2 Additional Terms of Insurance. Any policies of insurance carried in accordance with this Agreement and any policies taken out in substitution or replacement of any such policies shall: (a) name Lessee as an additional insured; (b) include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured; (c) shall be primary, without right of contribution from any other insurance maintained by Lessee; and (d) with respect to hull physical damage, waive any right of set off or subrogation against Lessee.
12.3 Deductible. Any Insurance Policy carried by Operator in accordance with this Section may be subject to a deductible amount. Operator warrants and agrees that in the event of an insurable claim, Operator will bear the costs of the deductible amount.
12.4 Certificate of Insurance. Upon request, Operator shall deliver to Lessee a certificate of insurance evidencing the insurance required to be maintained by Operator under this Section.
12.5. Additional Insurance. Operator will provide such additional insurance coverage as Lessee shall reasonably request or require, provided, however, that the cost of such additional insurance, if any, shall be borne by Lessee as set forth in Section 3(d) hereof.
13.     REPRESENTATIONS OF LESSEE. Lessee represents and warrants that: (a) he will use the Aircraft for his own account, including the carriage of his guests, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire; (b) he shall not permit any lien, security interest or other encumbrance in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by any Party hereto to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft, or do anything or take any action that might mature into such a lien; and (c) during the term of this Agreement, he will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing Lessee.
14.     DISCLAIMER OF WARRANTIES, LIMITATION OF LIABILITY.
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OPERATOR HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING ANY WITH RESPECT TO ITS DESIGN, CONDITION, QUALITY OF MATERIALS AND WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, AIRWORTHINESS OR SAFETY. EACH PARTY AGREES THAT (a) THE PROCEEDS OF INSURANCE TO WHICH IT IS ENTITLED, AND (b) ITS RIGHT TO DIRECT DAMAGES ARISING IN CONTRACT FROM A MATERIAL BREACH OF THE OTHER PARTY’S OBLIGATIONS UNDER THIS AGREEMENT ARE THE SOLE REMEDIES FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. EXCEPT AS SET FORTH IN THIS SECTION, EACH PARTY WAIVES ANY RIGHT TO RECOVER ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO THE OTHER PARTY FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR ANY

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DAMAGES CONSISTING OF DAMAGES FOR LOSS OF USE OR DEPRECIATION OF VALUE OF THE AIRCRAFT, LOSS OF PROFIT OR INSURANCE DEDUCTIBLE.
OPERATOR SHALL NOT BE LIABLE TO LESSEE FOR DELAY OR FAILURE TO PROVIDE THE AIRCRAFT AND FLIGHT CREW FOR ANY FLIGHTS.
This Section 14 shall survive termination of this Agreement.
15.     TERMINATION. This Agreement may be terminated by either Party (a) upon at least thirty (30) days’ prior written notice of termination given by one Party to the other, which may be given for any reason or no reason, and (b) immediately in order to comply with any change in law, regulation or exemption relating to the subject matter hereof. This Agreement shall automatically terminate on the date (a) of Lessee’s death or (b) that Operator no longer owns or leases, or has Operational Control of, the Aircraft.
16.     MISCELLANEOUS
16.1    Confidentiality. The Parties agree (on behalf of themselves and each of their respective affiliates, directors, officers, employees and representatives) to keep confidential, the terms of this Agreement and any non-public information supplied to it by another Party pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process; (b) to counsel for any Party; (c) to examiners, auditors or accountants of any Party; (d) in connection with any litigation to which any Party is a party relating to this Lease; (e) which has been publicly disclosed; or (f) to any assignee (or prospective assignee) so long as such assignee (or prospective assignee) has agreed in writing to be bound by the provisions of this Section.
16.2     Entire Agreement. This Agreement constitutes the final, complete, and exclusive statement of the terms of the agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings of the Parties.
16.3    Severability. If any provision of this Agreement is found to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Party hereto hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
16.4    Amendments and Modifications. The terms of this Agreement shall not be waived, varied, contradicted, explained, amended or changed in any other manner except by an instrument in writing, executed by both Parties.
16.5    Choice of Law/Jurisdiction. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Maryland (disregarding any conflict of laws rule which might result in the application of the laws of any other jurisdiction), including all matters of construction, validity, and performance. The exclusive jurisdiction for any disputes arising out of this Agreement shall be a State or Federal Court in the State of Maryland.
16.6    Execution. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. Signatures conveyed via facsimile or by electronic mail shall have the same force and effect as original signatures.

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17.    TRUTH IN LEASING STATEMENT.
17.1     TRUTH-IN-LEASING COMPLIANCE. PURSUANT TO FAR SECTION 91.23:
(a)A COPY OF THIS AGREEMENT SHALL BE CARRIED ABOARD THE AIRCRAFT;
(b)A COPY OF THIS AGREEMENT WILL BE FILED WITH THE FEDERAL AVIATION ADMINISTRATION’S AIRCRAFT REGISTRATION BRANCH WITHIN TWENTY-FOUR (24) HOURS OF EXECUTION; AND
(c)THE RESPONSIBLE FLIGHT STANDARDS OFFICE WILL BE NOTIFIED AT LEAST FORTY-EIGHT (48) HOURS PRIOR TO THE FIRST (1st) FLIGHT OF ANY AIRCRAFT UNDER THIS AGREEMENT OF THE REGISTRATION NUMBER OF THE AIRCRAFT, THE LOCATION OF THE AIRPORT OF DEPARTURE, AND THE DEPARTURE TIME.

17.2    TRUTH-IN-LEASING STATEMENT. IN ACCORDANCE WITH FAR SECTION 91.23:
(a)THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 AND PART 135 DURING THE TWELVE (12)-MONTH PERIOD PRECEDING THE DATE OF EXECUTION OF THIS AGREEMENT.
(b)THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN COMPLIANCE WITH THE MAINTENANCE AND INSPECTION REQUIREMENTS OF FAR PART 91 AND PART 135 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.
(c)DURING THE DURATION OF THIS AGREEMENT, OPERATOR IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF ALL AIRCRAFT IDENTIFIED AND TO BE OPERATED UNDER THIS AGREEMENT.
(d)AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE RESPONSIBLE FLIGHT STANDARDS OFFICE.
(e)THE UNDERSIGNED OPERATOR CERTIFIES THAT OPERATOR IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

OPERATOR:		LESSEE:

MARRIOTT INTERNATIONAL ADMINISTRATIVE SERVICES, INC.		J. WILLARD MARRIOTT, JR.

By:	/s/ Kathleen K. Oberg	By:	/s/ J. Willard Marriott, Jr.
Name:	Kathleen K. Oberg
Title:	Vice President

Signature Page
TIME SHARING AGREEMENT